EXHIBIT 99.1
Contacts:
Investors: Judy Hayes, InterMune, Inc., 415-466-2242, ir@intermune.com
Media: Pam Lord, Atkins + Associates, 858-527-3494, plord@irpr.com
InterMune Provides Update on Its Two Phase III
Pulmonology Programs
— Phase III INSPIRE Trial on Track to Conclude Around the End of 2007 —
— Design of Phase III Pirfenidone Program Finalized —
— Company to Host Conference Call Tomorrow Morning at 8:30 A.M. ET —
BRISBANE, Calif., October 17, 2005 — InterMune, Inc. (Nasdaq: ITMN) today provided an update on its two Phase III programs evaluating two separate compounds for the treatment of idiopathic pulmonary fibrosis (IPF). The update included the status of enrollment of the Phase III INSPIRE trial for Actimmune® (interferon gamma-1b) and details regarding the finalized protocol design of the Phase III pirfenidone program.
Strong INSPIRE Trial Enrollment — Data Expected in Early 2008, As Planned
The Phase III INSPIRE trial, a randomized, double-blind, multi-national, survival trial with a 2:1 randomization to Actimmune® versus placebo, has achieved very strong enrollment to date, with the 600th patient expected to enroll by the end of 2005. The INSPIRE trial is scheduled to conclude two years after the 600th patient enrolls, or around the end of 2007. InterMune has decided to increase the trial size by an additional 200 patients to take advantage of strong enrollment trends and to increase the likelihood of observing the planned number of total events prior to the trial’s 2007 completion date.
The objective of the INSPIRE trial is to determine if Actimmune® decreases mortality in IPF patients. As part of the study protocol, a blinded, pre-specified sample size re-evaluation was recently conducted to determine if the observed overall mortality rate was consistent with the mortality assumptions underlying the trial design. At this early point in the trial, the overall mortality rate observed was somewhat lower than the projections used in designing the trial. To increase the likelihood of reaching the total number of events upon which the INSPIRE trial is powered by the time it is scheduled to conclude around the end of 2007, the Company has decided to enroll approximately 200 additional patients in the trial. InterMune anticipates enrolling the 800th patient in the first half of 2006; however, enrolling the additional patients will not increase the trial duration.
“We are very pleased with the pace of enrollment, high rate of adherence to treatment, and low number of patient discontinuations in this robust trial. Since the study is designed to conclude two years after the 600th patient enrolls, we still expect to complete the study around the end of 2007 and to have top-line data in early 2008,” stated Steve Porter, MD, PhD and Senior Vice President of Clinical Affairs.
Pirfenidone Program Advances Towards Phase III with a Lung Function Primary Endpoint
InterMune announced that it has finalized the Phase III program design of its second pulmonology program, evaluating pirfenidone for IPF. The program will involve approximately 550 patients in two separate multi-national Phase III trials. Lung function, as measured by changes in forced vital capacity, will be the primary endpoint. The Company expects to initiate the Phase III pirfenidone program in the first half of 2006, as planned, and will run the trials concurrently. As would be the case for any Phase III program, the Company will reassess the IPF competitive landscape prior to initiating this program.
“We are excited to have finalized the design of the Phase III pirfenidone program, and to have decided, with input from the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMEA), on a primary endpoint of forced vital capacity as the effects of pirfenidone on this endpoint in several Phase II trials are encouraging,” stated Dan Welch, President and CEO of InterMune. “We are pleased investigators are enthusiastic about beginning the Phase III pirfenidone program and evaluating the drug for IPF patients, who have no FDA- or EMEA-approved treatment options for this devastating disease.”
Conference Call and Webcast Details
The Company’s management will host a conference call tomorrow at 8:30 a.m. ET to discuss its progress on its two Phase III programs in IPF. Interested investors and others may participate in the conference call by dialing 888-799-0528 (U.S.) or 706-634-0154 (international). A replay of the webcast and teleconference will be available approximately three hours after the call.

To access the webcast, please log on to the Company’s website at www.intermune.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required.
The teleconference replay will be available for ten business days following the call and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (international) and entering the conference ID# 1347087. The webcast will remain available on the Company’s website for thirty days.
About IPF
IPF is a disabling and ultimately fatal disease that affects approximately 83,000 people in the United States, with an estimated 35,000 new cases developing each year. Those diagnosed with IPF are usually between the ages of 50 and 70, and the disease tends to affect men more than women. IPF causes inflammation and scarring (fibrosis) in the lungs, hindering a person’s ability to process oxygen and causing shortness of breath (dyspnea) and cough. IPF is a progressive disease, meaning that over time, lung scarring and symptoms increase in severity. Median survival time from diagnosis is three to five years in patients with IPF. There are currently no drugs approved by the FDA or the EMEA for the treatment of IPF.
About Actimmune®
Interferon gamma is a naturally occurring protein that stimulates the immune system. InterMune markets Actimmune® for the treatment of two life-threatening congenital diseases: chronic granulomatous disease and severe, malignant osteopetrosis. The most common side effects are flu-like symptoms, including headache, fatigue, fever, rash, and chills. InterMune is conducting two late-stage trials of Actimmune®: the INSPIRE Trial, a Phase III study of interferon gamma-1b in IPF, and the GRACES Trial, a Phase III study of interferon gamma-1b in ovarian cancer. InterMune was recently granted two composition of matter patents related to Actimmune® in the United States, extending its patent protection until 2022. Physicians and patients can obtain additional prescribing information regarding Actimmune®, including the product’s safety profile, by visiting www.actimmune.com.

About the INSPIRE trial
The INSPIRE trial is a Phase III, randomized, double-blind, placebo-controlled trial to determine if Actimmune® decreases mortality in patients with IPF. The trial is currently enrolling at approximately 80 sites in North America and Europe. Information for patients and healthcare providers can be found at www.inspiretrial.com.
About pirfenidone
Pirfenidone is an orally active, small molecule that shows a wide range of biologic activity. In vitro evidence has shown that pirfenidone inhibits collagen synthesis, down-regulates profibrotic cytokines and decreases fibroblast proliferation. Data presented from four Phase II clinical trials in over 250 patients suggest that pirfenidone may impact lung function and disease progression in patients with IPF. In these clinical studies, pirfenidone was generally well tolerated with the most frequent side effects reported being photosensitivity rash and gastrointestinal symptoms. In 2004, the FDA and EMEA granted pirfenidone orphan drug designation for the treatment of IPF. InterMune has worldwide rights, excluding Japan, Korea and Taiwan, to develop and commercialize pirfenidone for all fibrotic diseases.
About InterMune
InterMune is a biopharmaceutical company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. InterMune has a broad and deep late-stage product portfolio addressing IPF and hepatitis C virus (HCV) infections, particularly nonresponders, or those patients who do not respond to first-line therapy. The pulmonology portfolio includes Actimmune® and pirfenidone. Actimmune® is being evaluated in the INSPIRE Trial, a Phase III study in patients with IPF. Pirfenidone is also being developed for the treatment of IPF. In addition to three-times-a-week Infergen® (interferon alfacon-1), a currently marketed product indicated for the treatment of chronic HCV infections, the hepatology portfolio includes the DIRECT Trial, a Phase III study of daily Infergen® plus ribavirin in non-responders. Additionally, InterMune is developing a pre-clinical stage small molecule program targeted at the HCV protease. For additional information about InterMune and its development pipeline, please visit www.intermune.com.
Except for the historical information contained herein, this press release contains certain forward-looking statements that involve risks and uncertainties, including without limitation the statements related to the progress, future patient enrollment in and timing of our clinical trials and announcements of results thereof. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s quarterly report on Form 10-Q filed with the SEC on August 9, 2005 (the “Form 10-Q”) and other periodic reports filed with the SEC, including the following: (i) risks related to timely patient enrollment and retention in clinical trials, including the use of third parties to conduct such clinical trials; (ii) risks related to achieving positive clinical trial results; (iii) risks related to the uncertain, lengthy and expensive clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues; and (iv) risks related to significant regulatory barriers to entry. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-Q and InterMune’s other periodic reports filed with the SEC.
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